UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2013

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street

Suite 7

Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(857) 242-3700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 3, 2013, Sarepta Therapeutics, Inc. (the “Company”) entered into an At-the-Market Equity Offering Sales Agreement (“Sales Agreement”) with Further Lane Securities, L.P. (“Further Lane”) pursuant to which the Company may sell, at its option, up to an aggregate of $125 million in shares of its common stock through Further Lane, as sales agent. Sales of the common stock made pursuant to the Sales Agreement, if any, will be made on The NASDAQ Global Market under the Company’s previously filed and currently effective Registration Statement on Form S-3 (File No. 333-184807) by means of ordinary brokers’ transactions at market prices. Additionally, under the terms of the Sales Agreement, the Company may also sell shares of its common stock through Further Lane, on The NASDAQ Global Market or otherwise, at negotiated prices or at prices related to the prevailing market price. Under the terms of the Sales Agreement, the Company may also sell shares to Further Lane as principal for Further Lane’s own account at a price agreed upon at the time of sale pursuant to a separate terms agreement to be entered into with Further Lane at such time. Further Lane will use its commercially reasonable efforts to sell the Company’s common stock from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company cannot provide any assurances that it will issue any shares pursuant to the Sales Agreement. The Company will pay Further Lane a commission equal to up to 2% of the gross proceeds from the sale of shares of the Company’s common stock under the Sales Agreement, if any. The Company also provided Further Lane with customary indemnification rights. The offering of common stock pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all of the common stock subject to the Sales Agreement and (b) the termination of the Sales Agreement by the Company or Further Lane. Either party may terminate the agreement in its sole discretion at any time upon written notice to the other party.

In order to furnish certain exhibits for incorporation by reference into the Company’s Registration Statement on Form S-3 (File No. 333-184807), the Company is filing the Sales Agreement and an opinion the Company received from its counsel regarding the validity of the shares to be sold pursuant to the Sales Agreement. The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01	Other Events.

On July 3, 2013, the Company filed a press release announcing its entry into the Sales Agreement. The press release making such announcement is attached to this filing as Exhibit 99.1.

As previously disclosed, the Company expects to meet with the U.S. Food and Drug Administration in the third quarter to obtain feedback on the registration path for eteplirsen, including a potential application for accelerated approval.

At June 30, 2013, the sum of the Company’s bank and investment account balances, including restricted cash, was $165.5 million.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	At-the-Market Equity Offering Sales Agreement, dated as of July 3, 2013, among Sarepta Therapeutics, Inc. and Further Lane Securities, L.P.
5.1	Opinion of Ropes & Gray LLP
23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
99.1	Press release dated July 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

By:	/s/ Sandesh Mahatme
Name: Title:	Sandesh Mahatme Senior Vice President, Chief Financial Officer

Date: July 3, 2013

EXHIBIT INDEX

Exhibit Number	Description

1.1	At-the-Market Equity Offering Sales Agreement, dated as of July 3, 2013, among Sarepta Therapeutics, Inc. and Further Lane Securities, L.P.
5.1	Opinion of Ropes & Gray LLP
23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
99.1	Press release dated July 3, 2013